SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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SANDERSON FARMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
INDEPENDENT AUDITORS
OTHER MATTERS
STOCKHOLDER PROPOSALS
METHODS AND COST OF SOLICITING PROXIES
ADDITIONAL INFORMATION AVAILABLE
AUDIT COMMITTEE CHARTER

January 19, 2007
(SANDERSON FARMS LOGO)
Dear Stockholder:
     The 2007 Annual Meeting of Stockholders of the Company will be held in the Multi-Purpose Room of the Company’s General Corporate Offices in Laurel, Mississippi, at 10:00 AM on Thursday, February 22, 2007. The purposes of the Annual Meeting are set forth in the accompanying Notice and Proxy Statement.
     The 2006 Annual Report, which is enclosed, contains financial and other information concerning the Company and its business for the fiscal year ended October 31, 2006. The Annual Report is not to be considered part of the proxy solicitation materials.
     We cordially invite you to attend the Annual Meeting. If you cannot attend, please complete and return the enclosed Proxy using one of the voting methods described in the enclosed materials so that your vote can be recorded.

Cordially,

-s- Joe F. Sanderson, Jr.
Joe F. Sanderson, Jr.
Chairman of the Board

SANDERSON FARMS, INC.
P.O. Box 988
Laurel, Mississippi 39441
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 AM (local time) on Thursday, February 22, 2007

PLACE	The Multi-Purpose Room of the Company’s General Corporate Offices, 127 Flynt Road, Laurel, Mississippi 39443

ITEMS OF BUSINESS	(1) To elect Class C Directors to serve until the 2010 Annual Meeting;

(2) To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2007; and

(3) To transact such other business as may properly come before the Meeting or any adjournment.

RECORD DATE	You can vote if you are, or if a nominee through which you hold shares is, a stockholder of record on January 9, 2007.

ANNUAL REPORT AND PROXY STATEMENT	Our 2006 Annual Report, which is not a part of the proxy soliciting material, is enclosed. Details of the business to be transacted at the Annual Meeting are more fully described in the accompanying Proxy Statement.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders also have the options of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card included with your proxy materials. You can revoke your proxy before it is voted at the Meeting by following the instructions in the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ James A. Grimes
Secretary

PROXY STATEMENT
General
     Our Board of Directors is soliciting the enclosed proxy in connection with our 2007 Annual Meeting of Stockholders to be held on February 22, 2007, as well as in connection with any adjournments of that meeting. Our post office address is Sanderson Farms, Inc., P. O. Box 988, Laurel, Mississippi 39441.
     Even if you submit a proxy, you may still attend the annual meeting in person, and you may revoke your proxy by voting in person at the meeting. You may also revoke your proxy before it is voted at the meeting in any of the following ways:
•	by filing with our Corporate Secretary a written notice of revocation;

•	by submitting to our Corporate Secretary a properly completed and signed proxy dated a later date; or

•	by re-voting by Internet or by telephone before 11:59 PM on February 21, 2007 using the instructions contained in the enclosed materials, if telephone or Internet voting is available to you.
     Unless you revoke your proxy, it will be voted at the meeting according to your instructions, as long as you have properly completed and submitted it to us. If you properly complete and submit a proxy but you do not specify how your proxy should be voted, then the proxy will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Stockholders that appears on the preceding page.
     Our Chief Financial Officer will vote all proxies in his discretion on all other matters that may properly come before the meeting. As of the date of this Proxy Statement, we have not received notice and we are not aware of any business to be transacted at the meeting other than the matters that are listed in the notice and are described in this Proxy Statement.
     If you hold shares of our common stock in your broker’s name (sometimes called “street name” or “nominee name”), then you must provide voting instructions to your broker. If you do not provide instructions to your broker, your shares will not be voted on any matter on which your broker does not have discretionary authority to vote for you. A vote that is not cast for this reason is called a “broker non-vote.” We will treat broker non-votes as shares present for the purpose of determining whether a quorum is present at the meeting, but we will not consider them present for purposes of calculating the vote on a particular matter, nor will we count them as a vote FOR or AGAINST a matter or as an ABSTENTION on the matter.
     We are paying the cost of soliciting the proxies.
     Our 2006 Annual Report accompanies this Proxy Statement, but is not to be considered a part of the proxy solicitation materials. The record date for the Annual Meeting is January 9, 2007. These materials are being mailed to stockholders on or about January 19, 2007.
Capital Stock
     Our authorized capital stock consists of 5,000,000 shares of non-voting preferred stock, of which 500,000 shares have been designated Series A Junior Participating Preferred Stock, par value $100.00 per share, none of which shares have been issued, and 100,000,000 shares of voting Common Stock, par value $1.00 per share, of which 20,554,248 shares had been issued and were outstanding as of January 9, 2007, the record date for the Annual Meeting. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Annual Meeting. Each such stockholder is entitled to one vote for each share of common stock held at that date.
Beneficial Ownership
     The following table sets forth information, as of January 9, 2007, concerning (a) the only stockholders known by us to own beneficially more than 5% of the outstanding common stock, which is our only class of voting securities outstanding, (b) the beneficial ownership of common stock of our executive officers named in the “Summary Compensation Table” below, and (c) the beneficial ownership of common stock by all of our directors and executive officers as a group.

	Amount Beneficially	Percent
Beneficial Owner(s) and Address	Owned (1) (2)	of Class
Joe F. Sanderson, Jr. (3)	1,355,824 shares	6.60%
D. Michael Cockrell (4)	58,374 shares	(11)
Trustmark National Bank (2) (5)	1,918,960 shares	9.34%
Lampkin Butts (2) (6)	1,984,356 shares	9.65%
James A. Grimes (7)	35,532 shares	(11)
Robin Robinson (2) (8)	1,920,360 shares	9.34%
Artisan Partners Limited Partnership(9)	2,593,600 shares	12.62%
NFJ Investment Group L.P.(9)	1,058,600 shares	5.15%
All Directors and executive officers as a group (12 persons) (10)	3,438,736 shares	16.73%

(1)	The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.

(2)	Lampkin Butts, Robin Robinson and Trustmark National Bank are the trustees of the Employee Stock Ownership Plan and Trust of Sanderson Farms, Inc. and Affiliates (the “ESOP”), which is the record owner of 1,918,960 shares of common stock of the Company. Trustmark National Bank and Mr. Butts and Ms. Robinson, in their respective capacities as trustees of the ESOP, share with each other investment power with respect to those shares of common stock and therefore are each deemed to beneficially own, under applicable regulations of the Securities and Exchange Commission, the 1,918,960 shares of common stock owned of record by the ESOP. Each of them disclaims beneficial ownership of such shares. The participants in the ESOP have sole voting power over the shares allocated to their respective accounts.

(3)	Address: P.O. Box 988, Laurel, Mississippi 39441. The amount shown in the table includes 1,182,719 shares owned of record by Joe F. Sanderson, Jr., over which he exercises sole voting and investment power, and 84,257 shares allocated to Joe F. Sanderson, Jr.’s account in the ESOP, with respect to which he has sole voting power. The trustees of the ESOP share investment power over the 84,257 shares allocated to Joe F. Sanderson, Jr.’s account under the ESOP. The amount shown in the table also includes 9,808 shares owned of record by Joe F. Sanderson, Jr.’s wife, over which she exercises sole voting and investment power. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the “Exchange Act”), Joe F. Sanderson, Jr. disclaims beneficial ownership of the 9,808 shares owned of record by his wife. The amount in the table also includes 79,040 options to purchase shares owned by Mr. Sanderson under the Sanderson Farms, Inc. and Affiliates Stock Option Plan (the “Stock Option Plan”), which options are vested and exercisable. The amount owned of record by Mr. Sanderson includes 100,000 restricted shares issued pursuant to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (see EXECUTIVE COMPENSATION for a discussion of these shares).

(4)	Address: P.O. Box 988, Laurel, Mississippi 39441. The amount shown in the table includes 38,899 shares owned of record by Mr. Cockrell over which he exercises sole voting and investment power, and 3,162 shares allocated to Mr. Cockrell’s account in the ESOP, with respect to which Mr. Cockrell has sole voting power. The trustees of the ESOP share investment power over the 3,162 shares allocated to Mr. Cockrell’s account under the ESOP. The amount in the table also includes 16,313 vested and exercisable options to purchase shares owned by Mr. Cockrell under the Company’s Stock Option Plan. The amount owned of record by Mr. Cockrell includes 23,750 restricted shares issued pursuant to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (see EXECUTIVE COMPENSATION for a discussion of these shares).

(5)	Address: 415 North Magnolia, Laurel, Mississippi 39440. See note (2) above for a description of the nature of Trustmark National Bank’s beneficial ownership of the 1,918,960 shares of common stock owned of record by the ESOP. Trustmark National Bank, pursuant to Rule 13d-4 of the Exchange Act, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, which constitute all shares reported as being beneficially owned by it.

(6)	Address: P.O. Box 988, Laurel, Mississippi 39441. See note (2) for a description of the nature of Mr. Butts’ beneficial ownership of the 1,918,960 shares of common stock owned of record by the ESOP, which includes 42,414 shares allocated to his ESOP account. The amount in the table also includes 51,896 shares owned of record by Mr. Butts. With respect to the 42,414 shares allocated to his ESOP account, Mr. Butts has sole voting power, but shares investment power with the other trustees of the ESOP. Mr. Butts, pursuant to Rule 13d-4 of the Exchange Act, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, except the 42,414 shares allocated to his individual account. The table also includes 13,500 options to purchase shares owned by Mr. Butts under the Company’s Stock Option Plan, which options are vested and exercisable. The amount owned of record also includes 34,487 restricted shares issued pursuant to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (see EXECUTIVE COMPENSATION for a discussion of these shares).

(7)	Address: P.O. Box 988, Laurel, Mississippi 39441. The amount shown in the table includes 14,684 shares owned of record by Mr. Grimes, over which he exercises sole voting and investment power, and 12,410 shares allocated to Mr. Grimes’s account in the ESOP, with respect to which Mr. Grimes has sole voting power. The trustees of the ESOP share investment power over the 12,410 shares allocated to Mr. Grimes’s ESOP account. The amount in the table also includes 8,438 options to purchase shares owned by Mr. Grimes under the Company’s Stock Option Plan, which options are vested and exercisable. The amount owned of record by Mr. Grimes includes 11,400 restricted shares issued pursuant to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (see EXECUTIVE COMPENSATION for a discussion of these shares).

(8)	Address: P.O. Box 988, Laurel, Mississippi 39441. See note (2) above for a description of the nature of Ms. Robinson’s beneficial ownership of the 1,918,960 shares of common stock owned of record by the ESOP, which includes 12,550 shares allocated to her ESOP account. Ms. Robinson, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of all shares of common stock owned of record by the ESOP, except the 12,550 shares allocated to her individual account, with respect to which Ms. Robinson has sole voting power, and over which she shares investment power with the other trustees of the ESOP. The amount in the table also includes 1,400 restricted shares issued pursuant to the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (see EXECUTIVE COMPENSATION for a discussion of these shares).

(9)	Based on information reported in Schedule13Gs filed with the Securities and Exchange Commission as follows: Artisan Partners Limited Partnership filed its report on a Schedule 13G dated March 31, 2006. The report was also filed on behalf of Artisan Investment Corporation, Andrew A. Ziegler, Carlene Murphy Ziegler and Artisan Funds, Inc. The address of all the reporting persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202. The report states that the reported shares were acquired on behalf of discretionary clients of Artisan Partners, including 1,334,900 shares held on behalf of Artisan Funds. NFJ Investment Group L.P. filed its report on a Schedule 13G dated December 31, 2005. Its address is 2100 Ross Avenue, Suite 1840, Dallas, TX 75201. The report states that it was also filed on behalf of NFJ’s investment advisory clients or discretionary accounts.

(10)	Includes an aggregate of 142,243 shares allocated to the accounts of all Directors and executive officers, as a group (12 persons, 4 participating) under the ESOP. See note (2) above.

(11)	Less than 1%.
ELECTION OF DIRECTORS
     Our amended Articles of Incorporation provide that our Board of Directors shall be divided into three classes (Class A, Class B and Class C), with each class containing one-third, or as close to one-third as possible, of the total number of directors, and that the total number of directors shall be fixed by the Board of Directors in the By-laws. The Board of Directors has fixed the number of directors at fifteen, resulting in there being five director positions in each class. Four board positions are currently vacant. An additional vacancy will be created at the 2007 Annual Meeting, when the announced retirement of Donald W. Zacharias becomes effective. At each annual meeting of stockholders, directors constituting one class are elected for a three-year term. At the 2007 Annual Meeting, stockholders will elect five Class C Directors, whose terms will expire at the 2010 Annual Meeting. One vacancy as a Class B Director will remain following the 2007 Annual Meeting.
     The address of each director is Post Office Box 988, Laurel, Mississippi 39441.
Nominees for Class C Directors
     The Board of Directors proposes for election as Class C Directors the five nominees listed below, each to serve as a Class C Director until the 2010 Annual Meeting or until his or her successor is elected and has qualified. Any vacancy on the Board of Directors may be filled either by the Board of Directors or by the stockholders, and the term of any director elected to fill a vacancy will expire at the next stockholders’ meeting at which directors are elected.
     Proxies in the enclosed form may be voted for the election as Class C Directors only of the nominees named below or of substitute nominees who may be named by the Board of Directors to replace any of the nominees who become unavailable to serve for any reason. No such unavailability is presently known to the Board of Directors. There are no arrangements or understandings relating to any person’s service or prospective service as a Class C Director of the Company. No person listed below will be elected as a Class C Director unless such person receives the affirmative vote of the holders of a majority of the shares entitled to vote and represented (whether in person or by proxy) at the Annual Meeting at which a quorum is present. If more persons than the number of directors to be elected receive a majority vote, then those persons receiving the highest number of votes will be elected. The Proxyholder named in the accompanying proxy card will vote FOR the nominees listed below (or substitutes as stated above) unless otherwise directed in the proxy. Abstentions by holders of shares entitled to vote and represented at the meeting will be counted as shares present but not voting for the purposes of calculating the vote with respect to the election of Class C Directors. Broker non-votes will be treated as not present for purposes of calculating the vote with respect to the election of the Class C Directors, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto.
     The following table lists the nominees for Class C Director and shows, as of January 9, 2007, their respective beneficial ownership of common stock of the Company.

			Shares
		Director	Beneficially	Percent
Nominees for Class C Director	Age	Since	Owned (1)	Of Class
Class C (Term expiring in 2010)
Fred Banks, Jr.	64	(2)	0	0
Toni D. Cooley	46	(2)	0	0
Robert C. Khayat	68	(2)	0	0
Dianne Mooney	63	(2)	0	0
Gail Jones Pittman(3)	53	2002	4,205	(4)

(1)	The shares are owned of record by the beneficial owner shown with sole voting and investment power.

(2)	If elected by the shareholders at the 2007 Annual Meeting, Mr. Banks, Ms. Cooley, Mr. Khayat and Ms. Mooney will be new directors of the Company.

(3)	The shares shown in the table for Ms. Pittman include 3,000 restricted shares granted pursuant to the Company’s Stock Incentive Plan, and 905 shares issued under the Company’s share purchase plan (see “Directors’ Fees” for a discussion of these shares).

(4)	Less than 1%.
     The Board of Directors recommends a vote FOR the election of Fred Banks, Jr., Toni D. Cooley, Robert C. Khayat, Dianne Mooney and Gail Jones Pittman.
     Directors Continuing in Office
     The following tables list the Class A and Class B Directors of the Company, whose terms expire at the 2008 and 2009 Annual Meetings, respectively, and show, as of January 9, 2007, the beneficial ownership of common stock by each of them.

			Shares
		Director	Beneficially	Percent
Name of Continuing Director	Age	Since	Owned (1)	Of Class
Class A (Term expiring in 2008)
Lampkin Butts (2)	55	1998	1,984,356	9.65%
Beverly Hogan (3)	55	2004	4,674	(8)
Phil K. Livingston (3)	63	1989	25,779	(8)
Charles W. Ritter, Jr. (3)	69	1988	23,294	(8)
Joe F. Sanderson, Jr (4)	59	1984	1,355,824	6.60%

			Shares
		Director	Beneficially	Percent
Name of Continuing Director	Age	Since	Owned (1)	Of Class
Class B (Term expiring in 2009)
John H. Baker, III (5)	65	1994	21,825	(8)
John Bierbusse (3)	51	2006	3,713	(8)
D. Michael Cockrell (6)	49	1998	58,374	(8)
Rowan H. Taylor (7)	82	1989	16,308	(8)

(1)	The shares are owned of record by the beneficial owners shown with sole voting and investment power, except as set forth in the following notes.

(2)	See Note (6) to the table under the caption “PROXY STATEMENT, Beneficial Ownership” for a description of the nature of Mr. Butts’ beneficial ownership.

(3)	The shares shown in the table for Directors Hogan, Livingston, Ritter and Bierbusse include 3,000 restricted shares each granted pursuant to the Company’s Stock Incentive Plan and 1,674, 729, 2,294 and 713 shares, respectively, issued under the Company’s share purchase plan (see “Directors Fees” for a discussion of these shares).

(4)	See Note (3) to the table under the caption “PROXY STATEMENT, Beneficial Ownership” for a description of the nature of Mr. Sanderson’s beneficial ownership.

(5)	The shares shown in the table include 2,250 shares owned of record by a trust for the benefit of Mr. Baker’s wife, as to which an institutional trustee exercises sole voting and investment power, and as to which Mr. Baker, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership. The shares shown in the table for Mr. Baker include 6,000 shares of restricted stock granted pursuant to the Company’s Stock Incentive Plan, and 3,575 shares issued under the Company’s share purchase plan (see “Directors Fees” for a discussion of these shares.)

(6)	See Note (4) to the table under the caption “PROXY STATEMENT, Beneficial Ownership” for a description of the nature of Mr. Cockrell’s beneficial ownership.

(7)	The shares shown in the table for Director Taylor include 6,000 restricted shares granted pursuant to the Company’s Stock Incentive Plan and 2,058 shares issued under the Company’s share purchase plan (see “Directors’ Fees” for a discussion of these shares).

(8)	Less than 1%.
Principal Occupations and Certain Directorships
     The following paragraphs identify the principal occupations of all continuing directors and nominees of the Company and directorships they hold in other companies with securities registered with the Securities and Exchange Commission. Except as otherwise indicated, each director has served for at least five years in the position shown.
     John H. Baker, III has been the sole proprietor of John H. Baker Interests, a real estate and development company in Houston, Texas, since 1968.
     Fred Banks, Jr. has been a partner in the General Litigation Group in the Jackson, Mississippi office of the law firm of Phelps Dunbar LLP since 2001. From 1991 to 2001, he was a Justice of the Mississippi Supreme Court, and at the time of his retirement from the court in 2001, he was serving as Presiding Justice. Prior to the Mississippi Supreme Court, Mr. Banks served as a Circuit Judge in Hinds and Yazoo Counties, Mississippi for six years. From 1976 until 1985, he served in the Mississippi House of Representatives.
     John Bierbusse was employed by Duff and Phelps, Inc. from 1981 to 1987, and by A.G. Edwards from 1987 to 2004. Mr. Bierbusse served as Assistant Manager, Securities Research between 1999 and 2002 at A.G. Edwards, and as Manager, Research Administration from 2002 until his retirement in 2004. Mr. Bierbusse serves on the New York Stock Exchange’s Series 16 Test Committee and on the New York Stock Exchange’s Research Analyst Qualification Examination Committee. Mr. Bierbusse has been a Chartered Financial Analyst since 1987, and is currently retired.

     Lampkin Butts served from 1996 to 2004 as Vice President-Sales for the Company. On October 21, 2004, Mr. Butts was elected President and Chief Operating Officer of the Company. Mr. Butts is a member of the Company’s Executive Committee, which is a management committee, not a committee of directors.
     D. Michael Cockrell has served, since 1993, as Treasurer and Chief Financial Officer for the Company. Prior to 1993, Mr. Cockrell was a shareholder and member of the law firm Wise Carter Child & Caraway of Jackson, Mississippi. Mr. Cockrell is a member of the Company’s Executive Committee, which is a management committee, not a committee of directors.
     Toni D. Cooley has served as president of Systems Consultants Associates, Inc., a management training and consulting firm established with the express purpose of assisting Jackson, Mississippi based minority firms with capacity building, since 1993. Ms. Cooley has also been president of Systems Electro Coating, LLC, a tier one supplier to Nissan of electro coated frames and other vehicle components, since 2001. Ms. Cooley is also co-owner of Systems IT, Inc., a new horizon computer learning center in Jackson, Mississippi. From 1992 to 1993, Ms. Cooley worked as an International Contract Administrator for the international sales team of the former Turner Broadcasting Systems.
     Beverly Hogan has served, since May 2002, as President of Tougaloo College in Jackson, Mississippi. Prior to becoming President of Tougaloo College, Ms. Hogan served for one year as Interim President. Prior to that, she served for ten years as a Commissioner for the Mississippi Workers Compensation Commission.
     Robert C. Khayat has served as the Chancellor of the University of Mississippi since July 1995. Prior to that time he served the University in various capacities, including professor of law at the University of Mississippi School of Law from 1982 to 1995. Mr. Khayat serves on the Board of Directors of Mississippi Power Company, a subsidiary of The Southern Company, and Mississippi Valley Title Insurance Company.
     Phil K. Livingston served as President and Chief Executive Officer of Citizens National Bancshares, Inc. in Hammond, Louisiana, from its organization in 1983, until its merger into Deposit Guaranty Corporation on May 19, 1995. Mr. Livingston retired in 1998, but served as a banking consultant to AmSouth Corporation from his retirement until 2001.
     Dianne Mooney has served as Senior Vice President of Southern Living at Home, a direct sales division of Southern Progress Corporation, since 1999. She founded Southern Living at Home in 1999. Prior to that time, she was an employee of Southern Progress Corporation for over thirty years in various positions, including Vice President of Business Development and Vice President of Custom Publishing.
     Gail Jones Pittman has served, since its founding in 1979, as Chief Executive Officer of Gail Pittman, Inc., an entrepreneurial business creating individually hand-painted, semi-vitreous china dinnerware and home accessories. It is located in Ridgeland, Mississippi.
     Charles W. Ritter, Jr. served, from 1967 to 2002, as President and a Director of the Attala Company, which is principally engaged in the business of milling and selling feed and corn meal. He now serves as a management consultant to the Attala Company. He has also served as President of JRS, Inc., a family owned real estate investment firm, since 1973. Mr. Ritter is a director of First M & F Corp. and Merchants & Farmers Bank, Kosciusko, Mississippi, and chairs the audit committee of First M & F Corp.’s Board of Directors.
     Joe F. Sanderson, Jr. served as President of the Company from November 1, 1989 to October 21, 2004, and has served as Chief Executive Officer since November 1, 1989 and as Chairman of the Board of Directors since January 8, 1998. Mr. Sanderson continues to serve as Chief Executive Officer and Chairman of the Board of Directors. Mr. Sanderson is a member of the Company’s Executive Committee, which is a management committee, not a committee of directors.
     Rowan H. Taylor served as President of Mississippi Valley Title Insurance Company from 1975 until 1989, and as Chairman of the Board and Chief Executive Officer of that company from 1989 until 1992. Until December 1, 2001, Mr. Taylor served as counsel to the Jackson, Mississippi law firm of Alston & Jones. Mr. Taylor served as an advisory director of Trustmark Corporation and Trustmark National Bank located in Jackson, Mississippi until his retirement from such position in 1995, and served as counsel for First American Title Insurance Company of Santa Ana, California until his retirement in 2002.
Committees of the Board of Directors and Attendance at Meetings

     As of the date of this Proxy Statement, the Company’s Board of Directors had appointed three standing committees, which are the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. Copies of the charters of each standing committee are available on the Company’s website at www.sandersonfarms.com. The Audit Committee’s Charter is included as an appendix to this proxy statement.
     During the fiscal year ended October 31, 2006, the Board of Directors met nine times (three of which were telephonic meetings), the Audit Committee met eight times (four of which were telephonic meetings), the Nominating and Governance Committee met two times, and the Compensation Committee met two times. Each incumbent director attended at least 75% of the total of (i) all of the Board of Directors meetings held during the period for which he was a director and (ii) all of the meetings held by the committees of the Board of which he was a member during the period in which he served. The Board of Directors strongly encourages all directors to attend the Company’s annual meetings of stockholders, and all directors except Ms. Hogan attended the 2006 Annual Meeting.
Nominating and Governance Committee Report
     The members of the Nominating and Governance Committee are Directors Livingston (Chairperson), Hogan, Ritter, Taylor and Zacharias, all of whom are independent directors within The NASDAQ Stock Market definition of independence. The committee considers any and all director candidates recommended by the Company’s stockholders, subject to procedures found in the Nominating and Governance Committee’s charter and as set forth below. The committee also leads the Board in its annual self-assessment and from time to time makes recommendations concerning the Company’s corporate governance policies.
     The Nominating and Governance Committee will consider potential nominees for director proposed by its members, members of the Board of Directors, the Company’s stockholders and/or management.
     Stockholders who are not also members of the Company’s Board of Directors or management should submit notice of their proposed nominees for director in writing to the Nominating and Governance Committee at the Company’s general offices. That address is Post Office Box 988, Laurel, Mississippi 39441.
     Stockholders should include the following information in their written notice:
•	The stockholder’s name and address;

•	A representation that the stockholder is a holder of record or a beneficial owner (in which case evidence of such beneficial ownership must be submitted if requested by the Nominating and Governance Committee) of shares of the Company as of the date of the notice;

•	The name, age, business and residence addresses, and principal occupation and experience of each proposed nominee;

•	Such other information regarding each proposed nominee that the stockholder wishes the Nominating and Governance Committee to consider;

•	The consent of each proposed nominee to serve as director of the Company if elected; and

•	A representation signed by each proposed nominee that states that such proposed nominee meets all of the qualifications set forth in Article IV of the Company’s bylaws, which requires that directors must be at least 21 years old and citizens of the United States.
     Persons wishing to propose nominees for consideration at the Company’s annual meeting of stockholders must submit notice of their proposed nominee to the Nominating and Governance Committee no later than September 15 of the year prior to the annual meeting.
     Anyone proposing nominees to the Nominating and Governance Committee should consider the minimum qualifications, skills and qualities that the Nominating and Governance Committee believes are necessary for a director of the Company, as follows:
•	significant business experience in production, preferably related to agriculture, or in marketing, finance, accounting or other professional disciplines;

•	prominence and a highly respected reputation in his or her profession;

•	a global business and social perspective;

•	a proven record of honest and ethical conduct, personal integrity and good judgment;

•	concern for the long-term interests of stockholders; and

•	significant time available to devote to Board activities and to enhance his or her knowledge of the Company’s industry.
     Nothing in the committee’s policy is intended to preclude a stockholder from nominating persons for election as directors from the floor at any annual or special meeting of stockholders called for that purpose by following the advance notification procedures set forth in Article III, Section 9 of the Company’s bylaws. These procedures are described under “STOCKHOLDER PROPOSALS, Procedure” in this Proxy Statement.
     The Board of Directors has proposed Fred Banks, Jr., Toni D. Cooley, Robert C. Khayat, Dianne Mooney and Gail Jones Pittman for election as Class C directors. Except for Ms. Pittman, these nominees, if elected, will be new directors of the Company. The individuals who will, if elected, be new directors, were recommended to the Nominating and Governance Committee by management, including the CEO, CFO, and COO, other directors and outside parties. Following the recommendations to the Nominating and Governance Committee, Mr. Livingston, as chairperson of the committee, interviewed the candidates. Following these interviews, Mr. Livingston called a Nominating and Governance Committee meeting to discuss the potential nominations. The committee unanimously voted to recommend all four new candidates for Class C directors, which recommendation was accepted by the full Board of Directors.
Communications Between Stockholders and the Board of Directors
     The Board of Directors has adopted a formal procedure that stockholders may follow to send communications to the Board. Stockholders may send communications to the Board by writing to:
Internal Audit Department
Sanderson Farms, Inc.
P. O. Box 988
Laurel, MS 39441-0988
     Stockholders desiring to send a communication to the full Board of Directors should mark the envelope “Attention: Board of Directors.” Envelopes intended for a committee of the Board should be marked to the attention of the particular committee. Stockholders may also communicate with directors who are “independent directors” under the rules of The NASDAQ Stock Market LLC by marking the envelope “Attention: Independent Directors” at the address given above.
     All communications received by the Company will be forwarded as addressed on a quarterly basis, unless management determines by individual case that a communication should be forwarded more promptly. However, any stockholder communication concerning employee fraud or accounting matters will be forwarded as addressed, with a copy to the Audit Committee, immediately upon receipt.
Audit Committee Report
     To the extent provided by Item 7(d)(3)(v) of Regulation 14a-101 of the Securities and Exchange Commission (SEC), this section shall not be deemed to be proxy “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act.
     The function of the Audit Committee is, among other things, to appoint or replace the independent auditors, to review the scope of the independent auditors’ audit, to review the Company’s major accounting and financial reporting policies and practices and systems for compliance with applicable statutes and regulations, and to review the Company’s internal auditing functions. The members of the Audit Committee are Directors Ritter (Chairperson), Baker, Bierbusse, Livingston, Pittman and Zacharias. The Audit Committee met eight times during fiscal 2006, four of which were telephonic meetings.
     The Audit Committee has reviewed and discussed the audited financial statements with management, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). SAS 61 requires the independent auditor to provide the Audit Committee with information regarding the scope and results of an audit that may assist the Audit Committee in overseeing management’s financial reporting and disclosure process. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants the independent accountants’ independence. Based on the review and discussions referred to above, the Audit Committee recommended that the audited financial statements for the fiscal year ended October 31, 2006 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the SEC.
     The Board of Directors has determined that each member of the Audit Committee (and, in addition, each member of the Compensation Committee and Nominating and Governance Committee) is independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers).
     By the Audit Committee:
Charles W. Ritter, Jr., Chairperson
John H. Baker, III
John Bierbusse
Phil K. Livingston
Gail J. Pittman
Donald W. Zacharias
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the SEC reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. Based solely on a review of written information provided by such persons, the officers, directors and greater than 10% stockholders of the Company are in compliance with all Section 16(a) filing requirements, except that (1) Mr. Butts filed a late Form 4 on January 4, 2006 reporting his acquisition of 5,515 shares of common stock through the Company’s Management Stock Purchase Plan on December 28, 2005 in lieu of receiving part of a cash bonus, (2) Ms. Pittman filed a late Form 4 on March 20, 2006 reporting an open market purchase of 300 shares of common stock on March 7, 2006, (3) Mr. Robert Buck Sanderson filed a late Form 4 on May 10, 2006 reporting the forfeiture of shares of restricted stock resulting from his resignation from the board on May 2, 2006, and (4) the distribution of 28,225 shares on September 1, 2006 by the Estate of Joe Frank Sanderson to its beneficiaries, one of which is Joe F. Sanderson, Jr., who was also a co-executor of the Estate, which distribution is exempt from Section 16(b) under Rule 16(b)-5, was reported on a Form 4 filed on December 28, 2006.

EXECUTIVE COMPENSATION
     The following table sets forth the cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the named executive officers.
Summary Compensation Table

	Annual Compensation				Long-term Compensation Awards
						Securities
				Other Annual	Restricted	Underlying	All Other
		Salary	Bonus	Compensation	Stock Awards	Options/	Compensation
Name and Principal Position	Year	($)	($)(1)	($) (2)	($) (3)	SARs (#)	($) (4)
Joe F. Sanderson, Jr.	2006	912,000	-0-	35,537	0	-0-	7,204
Chairman of the Board and	2005	864,186	576,111	21,430	4,473,000	-0-	16,637
Chief Executive Officer	2004	786,768	655,641	29,189	0	-0-	17,326

Lampkin Butts	2006	397,758	-0-	156	259,499	-0-	7,204
President and	2005	384,160	142,349	-0-	946,748	-0-	16,637
Chief Operating Officer	2004	284,048	165,695	-0-	0	-0-	17,326

D. Michael Cockrell	2006	401,094	-0-	-0-	127,575	-0-	7,204
Treasurer and	2005	366,000	244,000	-0-	894,600	-0-	16,637
Chief Financial Officer	2004	318,282	185,665	1,110	0	-0-	17,326

James A. Grimes	2006	191,422	-0-	-0-	47,628	-0-	6,611
Secretary	2005	172,062	57,354	-0-	447,300	-0-	13,858
	2004	156,488	65,203	-0-	0	-0-	12,945

(1) The bonuses earned for fiscal 2005 were paid in two payments. The executive officers, together with all other salaried employees, earn bonuses based in part on the Company’s financial performance as measured by the Company’s earnings per share. An initial bonus payment was paid in December 2005. However, the Company’s earnings were impacted during fiscal 2005 by the effect on its operations of Hurricane Katrina. As a result, the Company filed a claim with its insurance carriers to recover profit it lost during fiscal 2005 as a direct result of the hurricane. In October 2006, the Company was reimbursed for those lost profits by its insurance carriers and, for purposes of determining earnings per share under the Bonus Award Program, fiscal 2005 earnings were adjusted to reflect the recovery of the lost profits attributable to that fiscal year. All salaried employees who participated in the Bonus Award Program during fiscal 2005 received an additional payment to reflect this adjustment. These payments were made in November 2006 in the amounts of $19,444 to Mr. Sanderson, $4,804 to Mr. Butts, $8,235 to Mr. Cockrell and $1,936 to Mr. Grimes. See “Report on Executive Compensation; Compensation Committee Interlocks and Insider Participation” for a more detailed discussion of the Bonus Award Program.
(2) The amounts in the “Other Annual Compensation” column represent, among other things, (A) costs of personal use of Company aircraft for Mr. Sanderson in the amounts of $19,260 for fiscal 2004, $13,851 for fiscal 2005, and $23,098 for fiscal 2006, for Mr. Cockrell in the amount of $1,110 for fiscal 2004, and for Mr. Butts in the amount of $158 for fiscal 2006; (B) amounts reimbursed for estimated income tax liability related thereto for Mr. Sanderson in the amounts of $9,629 for fiscal 2004, $7,279 for fiscal 2005, and $12,139 for fiscal 2006; and (C) amounts paid on behalf of Mr. Sanderson for income tax services in the amount of $300 for each year.
(3) The amounts in the “Restricted Stock Awards” column represent the value of restricted stock awards made by the Board of Directors on March 3, 2005 in the amount of 100,000 shares to Mr. Sanderson, 20,000 shares each to Messrs. Butts and Cockrell and 10,000 shares to Mr. Grimes, and on November 28, 2005 in the amount of 3,750 shares each to Messrs. Butts and Cockrell and 1,400 shares to Mr. Grimes. For purposes of this table, these awards are valued using the closing price of the stock on March 3, 2005, which was $44.73 per share, for those restricted shares granted on that date, and on November 28, 2005, which was $34.02 per share, for those shares granted on such date. Based on the closing price of the stock of $26.53 on October 31, 2006, the value of restricted stock holdings at the end of fiscal 2006 totaled $2,653,000 for Mr. Sanderson, $630,088 for Messrs. Butts and Cockrell, and $302,442 for Mr. Grimes. The restricted shares carry the right to receive dividends by the holders thereof. The shares granted on March 3, 2005 vest after ten years as long as the recipient remains a Company employee, while the shares granted on November 28, 2005 vest after four years as long as the recipient remains a Company employee (see “Report on Executive Compensation; Compensation Committee Interlocks and Insider Participation” for a more detailed discussion of the restricted stock awards).

     The amount shown for Mr. Butts also includes $42,840 contributed by Mr. Butts into the Company’s management share purchase plan during fiscal 2005 and $207,721 during fiscal 2006, and $9,308 in Company matching contributions made on behalf of Mr. Butts during fiscal 2005 and $51,778 during fiscal 2006. There were 909 restricted shares purchased by Mr. Butts with cash contributed by him during fiscal 2005 and 6,924 restricted shares during fiscal 2006, and there were 226 restricted shares purchased on his behalf with the Company’s matching contributions during fiscal 2005 and 1,730 restricted shares during 2006. The aggregate market value of the shares issued to Mr. Butts on the dates of issuance totaled $46,761 in fiscal 2005 and $258,996 in fiscal 2006, and the market value of the shares at the fiscal year’s end totaled $259,702. All shares purchased for a participant’s account in the management share purchase plan are classified as restricted shares since all such shares, including company match shares, will vest three years from the date such shares are purchased. For more information about shares issued under the share purchase plan, see “Directors’ Fees.”
(4) The amounts in the “All Other Compensation” column represent the value of the contribution made by the Company to the accounts of the named executive officers under the Company’s Employee Stock Ownership Plan, the amounts of matching contributions made to the named executive officers’ accounts in the Company’s 401(k) plan and payments by the Company on behalf of each named executive officer for term life insurance.
     All employees of the Company, including executive officers, participate in the Company’s ESOP. The Company contributed $5.5 million to the ESOP in fiscal 2005, and contributed $7.0 million in fiscal 2004. No contribution was made for fiscal 2006. Allocations to the named executive officers’ accounts for the fiscal year 2005 were $8,064 for each of Messrs. Sanderson, Butts and Cockrell, and $6,769 for Mr. Grimes, which allocations were made during fiscal 2006 but are included in the table as fiscal 2005 compensation. Allocations to the named executive officers’ accounts for the fiscal year 2004 were $10,272 for each of Messrs. Sanderson, Butts and Cockrell, and $8,037 for Mr. Grimes, which allocations were made during fiscal 2005, but are included in the table as fiscal 2004 compensation.
     The Company began matching employee contributions to the Company’s 401(k) plan in July 2000. The amounts in the “All Other Compensation” column include matching contributions for each of Messrs. Sanderson, Butts and Cockrell in the amounts of $6,850 for fiscal 2004, $8,367 for fiscal 2005, and $7,000 for fiscal 2006, and for Mr. Grimes in the amounts of $4,704 for fiscal 2004, $6,883 for fiscal 2005, and $6,407 for fiscal 2006.
     Beginning November 1, 2001, the Company began paying premiums on term life insurance policies for all employees who participate in the Company’s health benefit plan. The death benefit under these policies for all salaried employees is an amount equal to such employee’s annual salary, up to a maximum of $100,000 and a minimum of $50,000. During 2004, the amount paid on behalf of each named executive officer totaled $204. During fiscal 2005, the amount paid on behalf of each named executive officer totaled $206. During fiscal 2006, the amount paid on behalf of each named executive officer totaled $204.
Option Grants for Fiscal 2006
     There were no stock options granted during fiscal 2006.
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
Aggregated Option/SAR Values
     The following table sets forth the value at October 31, 2006 of unexercised options for each of the named executive officers.

	Shares		Number of Securities
	Acquired		Underlying Unexercised		Value of Unexercised
	on	Value	Options/SARs at		In-the-Money Options/SARs
	Exercise	Realized	Fiscal Year-End (#)		at Fiscal Year-End ($)
Name	(#)*	($)*	Exercisable	Unexercisable	Exercisable	Unexercisable
Joe F. Sanderson (1)	0	0	79,040	0	1,196,929	0
Lampkin Butts (2)	0	0	13,500	0	191,205	0
D. Michael Cockrell (3)	0	0	16,313	0	245,018	0
James A. Grimes (4)	0	0	8,438	0	133,482	0

(1)	As of January 6, 2007, Mr. Sanderson’s options consist of the following:

     • 79,040 shares granted on October 24, 2002, at $11.38667 per share, expiring October 23, 2012, all of which are exercisable.
(2) As of January 6, 2007, Mr. Butts’ options consist of the following:
     • 13,500 shares granted on July 25, 2002, at $12.36667 per share, expiring July 24, 2012, all of which are exercisable.
(3) As of January 6, 2007, Mr. Cockrell’s options consist of the following:
     • 2,813 shares granted on April 27, 2001, at $7.40 per share, expiring April 26, 2011, all of which are exercisable.
     • 13,500 shares granted on July 25, 2002, at $12.36667 per share, expiring July 24, 2012, all of which are exercisable.
(4) As of January 6, 2007, Mr. Grimes’s options consist of the following:
     • 2,813 shares granted on April 27, 2001, at $7.40 per share, expiring April 26, 2011, all of which are exercisable.
     • 5,625 shares granted on July 25, 2002, at $12.36667 per share, expiring July 24, 2012, all of which are exercisable.
Long-Term Incentive Plans – Awards in last Fiscal Year

			Estimated Future Payouts under Non-Stock Price Based-Plans
		Performance
		or Other
	Number of	Period Until
	Shares, Units	Maturation or	Threshold	Target	Maximum
Name	or Other Rights (#)	Payout	(#)	(#)	(#)
Joe F. Sanderson, Jr.	-0-	N/A	N/A	N/A	N/A
D. Michael Cockrell	11,250	3 years	5,625	11,250	16,875
Lampkin Butts	11,250	3 years	5,625	11,250	16,875
James A. Grimes	2,600	3 years	1,300	2,600	3,900
     The performance share agreements that the Company entered into with the named executive officers provide for the grant of the right to receive shares of common stock at the end of a performance period, subject to the Company achieving certain performance measures as its Board of Directors may impose. The performance period for awards made in fiscal 2006 means the three fiscal years commencing on November 1, 2005. The performance share awards are subject to the following terms and conditions:
•	A participant’s performance share agreement specifies a target amount of shares that he or she can receive based on the Company’s average return on equity and a target based on the Company’s average return on sales. It also establishes several possible percentages of those target awards that he or she could receive, depending on the Company’s actual performance measured at the end of the performance period.

•	If the Company’s performance does not meet certain threshold levels, the participant will receive no shares. In no event may a participant receive over 150% of his target amount of shares.

•	The Company’s Board of Directors, in its sole discretion, may pay earned performance shares in the form of cash, in shares of common stock, or in a combination of cash or shares which has an aggregate fair market value equal to the value of the earned performance shares at the close of the applicable performance period.

•	If the participant’s employment terminates because of death, disability or eligibility for retirement, or there has been a change in control of the Company before the end of the performance period, the participant will be entitled to receive, at the end of the performance period, a pro rata portion of the number of performance shares to which he or she otherwise would have been entitled, based on the number of months he or she was employed with the Company during the performance period.

•	Rights to the shares are forfeited if the participant’s employment terminates for any other reason prior to the end of the performance period, or if the Board determines that the participant has engaged in specified detrimental conduct or activity while employed with the Company or in the two-year period following his or her voluntary termination or termination for cause. If a participant’s shares have already been issued, he or she must repay the Company their fair market value as of their issue dates.

•	During the performance period, the participant does not have any of the rights of a stockholder of the Company with respect to his or her performance shares, including the right to vote the performance shares and the right to receive any dividends or other distributions.

•	A participant may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of his or her right to receive performance shares, other than by will or by the applicable laws of descent and distribution.
Directors’ Fees
     During fiscal 2006, directors who were not also officers or employees of the Company received a fee of $6,000 per Board of Directors meeting attended, $1,000 per telephonic board or board committee meeting attended, plus an annual stipend of $20,000. Committee members also received a fee of $6,000 per committee meeting attended in person, if those committee meetings were not held in connection with a meeting of the full Board of Directors. Board members who are also a chairperson of a Board committee receive an additional fee of $1,000 for each Board of Directors meeting attended.
     Following approval by the shareholders of the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan on February 17, 2005, the Nominating and Governance Committee recommended, and the Board of Directors approved a program to award share purchase rights under the Stock Incentive Plan, and directors’ participation in that program. Share purchase rights allow non-employee directors to forgo a portion of their meeting fees and annual stipend (and allow directors who are also officers and employees of the Company to forgo a portion of their annual compensation and bonus award payments), and to have such amounts applied to acquire common stock of the Company for their individual accounts. The board also authorized a 25% Company matching contribution under the share purchase plan. The Board of Directors approved a three-year vesting schedule for all shares acquired under the share purchase plan, with exceptions in the case of the holder’s death or disability or a change of control of the Company, and for retirement of holders who are employees. All restricted stock issued by the Company, whether under the share purchase plan or otherwise, carries with it the right to receive dividends.
     As of the date of this proxy statement, all non-employee directors have elected to participate in the share purchase plan. The following table sets forth for the fiscal year ended October 31, 2006 the number of shares purchased with each director’s deferral, the number of shares matched by the Company, the aggregate market value of the shares issued as of the dates of issuance and the value of the shares as of October 31, 2006.

			Aggregate
		Number of	Market Value	Market Value
	Number of	Shares	of Shares on	Of Shares
	Shares	Contributed	Dates of	At Fiscal Year
Name of Director	Purchased	By Company	Issuance ($)	End ($)
John H. Baker, III	2,121	529	70,004	70,305
John Bierbusse	407	100	14,520	13,451
Beverly Hogan	859	214	29,947	28,467
Phil K. Livingston	464	115	15,374	15,361
Gail Jones Pittman	484	120	16,414	16,024
Charles W. Ritter, Jr.	1,283	319	42,452	42,501
Rowan H. Taylor	1,149	287	38,079	38,097
Donald Zacharias	720	178	24,945	23,824
     Following the shareholders’ approval of the Stock Incentive Plan, the Board of Directors accepted the recommendation of the Nominating and Governance Committee to award restricted stock under the Stock Incentive Plan to non-employee directors on March 3, 2005. The Board of Directors awarded 3,000 shares of restricted stock to each of the non-employee directors, which grant of restricted stock does not vest until the third anniversary of the grant date, so long as the recipient has continued to serve as a director on the Company’s board continuously from the grant date to such date, with exceptions for death or disability of the director and a change in control of the Company. As of the date of grant, the value of the 3,000 restricted shares issued to each director was $134,190 and the value at October 31, 2006 was $79,590. The Nominating and Governance Committee has also recommended that, upon reelection to the board of any incumbent director or election of a new director, such new director will receive an additional grant of 3,000 shares of restricted stock, which grant will vest on the third anniversary of the grant date, so long as the recipient has continued to serve as a director continuously from the grant date to such date with exceptions for death or disability of the director and a change in control of the Company. Upon their election or reelection at the 2006 annual meeting, Directors Baker, Bierbusse and Taylor received a grant of 3,000 shares of restricted stock valued on that date at $76,590, and the value of which at October 31, 2006 was $79,590. The Board of Directors expects to continue to grant such awards in the future.
Report on Executive Compensation; Compensation Committee Interlocks and Insider Participation
     The Board established a standing Compensation Committee in January 2004. The Compensation Committee’s charter was adopted in February 2004 and is posted on the Company’s website at www.sandersonfarms.com. Under it, the committee sets the compensation for the chief executive officer (CEO) and recommends to the full board the compensation for the Company’s other executive officers, who are its President and Chief Operating Officer (COO), its Treasurer and Chief Financial Officer (CFO), and its Corporate Secretary. The Compensation Committee set the CEO’s fiscal 2006 compensation at its meeting held in October 2005. In determining the total compensation package for the executive officers, the committee considered the recommendations of an outside consultant specializing in the study of such matters.
     Generally, because of the cyclical nature of the Company’s business, executive officer compensation, including the compensation of the CEO, is not directly related to factors such as profitability, sales growth, return on equity or market share. In especially profitable years and/or years during which the company performs extremely well when compared to its peers the Company may award bonuses, as described below.
     The components of the annual compensation paid in 2006 to the CEO, CFO, COO and Secretary are as follows: (i) base salary; (ii) restricted share and performance share awards made under the Company’s Stock Incentive Plan; (iii) matching contributions made under the Company’s 401(k) plan and its share purchase plan and (iv) allocation of contributions made by the Company to the respective accounts of the CEO, CFO, COO and Secretary under the ESOP. While all executive officers were eligible for a bonus calculated pursuant to the provisions of the Company’s Bonus Award Program, the applicable benchmarks under the program were not met by the Company for fiscal 2006, and no bonuses were or will be paid for the year.
     Base salaries for executive officers of the Company are originally fixed using a comparison of similarly situated officers of other poultry companies. However, the Company does not target the base salaries of its executive officers at any particular point in the range established by that comparison. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company’s current ability to pay. Periodic increases in base salary are based on evaluations of the executive officers’ past and current performance, as well as current market conditions and the Company’s ability to pay. In addition, in accordance with the Company’s Wage and Salary Administration manual in effect since 1979, the base salary of each salaried employee of the Company, including the executive officers, is increased on January 1 of each year to reflect cost of living increases, provided that the Company is in a financial position to make an increase. The cost of living increase for 2005, which took effect January 1, 2005, was 2.0%. The cost of living increase for 2006, which took effect on January 1, 2006, was 2.5%. The cost of living increase for 2007, which took effect on January 1, 2007, was 2.0%. The CEO’s salary was not adjusted for the 2006 cost of living increase.
     At the request of the CEO, COO and CFO, the Compensation Committee elected not to award a merit salary increase to any of those officers for fiscal 2006 performance. However, the salary of each was adjusted for the 2007 cost of living increase. The following table shows the base salaries of the executive officers for fiscal 2007:

Executive Officer	Base Salary($)
Joe F. Sanderson, Jr., CEO	930,240
Lampkin Butts, COO	479,257
D. Michael Cockrell, CFO	410,787
James A. Grimes, Secretary	205,658
     The executive officers of the Company are participants in the Company’s Stock Option Plan and have received awards of stock options from time to time since the plan was adopted by the full Board of Directors and approved by the shareholders in 1993. The timing and amount of awards under the Stock Option Plan were determined by the full Board of Directors of the Company, and were based on factors such as years of service, responsibilities, individual performance and long-term incentives awarded to similarly situated officers and executives of other poultry companies. At their meeting held February 17, 2005, the shareholders of the Company approved the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan, which provides that no additional awards may be made under the Stock Option Plan, although outstanding awards under the Stock Option Plan remain in effect.
     The CEO, CFO, COO and Secretary are participants in the Company’s Bonus Award Program, which covers all salaried employees of the Company. The amounts payable to all salaried employees, including the executive officers, are based on the Company’s financial performance and its operating performance relative to other companies in the industry. For 2006, the bonus for the CEO, CFO, COO and Secretary would have been calculated by multiplying such person’s average monthly salary by 12 and multiplying that product by a percentage ranging from 5% to 100% for each of the CEO, CFO and COO, and from 5% to 50% for the Secretary, depending on the performance of the Company. Bonuses for fiscal 2004 were paid in fiscal 2005, and were paid in fiscal 2006 for fiscal 2005. No bonuses were earned for fiscal 2006 because the Company did not meet the benchmarks under the program. In October 2006, the Board approved an increase in the percentage of base salary that the CEO can potentially earn under the 2007 Bonus Award Program from 100% to 150%.
     For income tax purposes, the Company may not deduct the portion of compensation that is in excess of $1 million paid in a taxable year to any one of certain employees, generally its CEO, CFO, COO and Secretary, unless that compensation qualifies as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain compensation that may be used by the Company, such as the Bonus Award Program and certain awards that the Company would have discretion to issue under the Stock Incentive Plan, may not qualify as “performance-based compensation.” While the Compensation Committee generally strives to structure employee compensation in order to preserve maximum deductibility, the Compensation Committee may from time to time make non-performance based awards that would vest and result in the recognition of income to an employee in a taxable year such that the $1 million limit would be exceeded, resulting in a loss of deductibility. The Company does not anticipate, however, that compensation for any employee under the Company’s current plans or compensation program, or under the Stock Incentive Plan, would result in a material loss of tax deductions.
     In addition, all executive officers participate in the Company’s Employee Stock Ownership Plan, which covers all employees of the Company. Allocations to the executive officers under this plan are made on the same basis as allocations to all other participants. On October 31, 2005, the Company made a contribution to the ESOP in the amount of $5.5 million for fiscal 2005, which contribution was allocated to the accounts of participants during fiscal 2006. On October 31, 2004, the Company made a contribution to the ESOP in the amount of $7.0 million, which contribution was allocated to the participants’ accounts during fiscal 2005. No contribution was or will be made for fiscal 2006.
     The stockholders approved a Stock Incentive Plan at the 2005 Annual Shareholders’ Meeting and the Board of Directors thereafter adopted the Plan. The Board of Directors subsequently awarded restricted stock under the Stock Incentive Plan to executive officers and adopted under the Stock Incentive Plan a program to award share purchase rights (as described under “Directors’ Fees” above) in which executive officers and other key employees are permitted to participate. The share purchase plan allows executive officers and other key employees to forgo a portion of their annual base salaries and/or bonuses earned under the Company’s Bonus Award Program, and to have those amounts applied to purchase common stock of the Company for their individual accounts. The Compensation Committee also recommended to the Board that the Company match 25% of the portion of each such employee’s compensation used to purchase common stock under the share purchase plan, to purchase additional Company common stock for his or her account. A three-year vesting period applies to all shares of common stock acquired under the share purchase plan, with exceptions in the case of the holder’s death, disability, retirement in the case of an employee or a change of control of the Company. During fiscal 2005 and 2006, the COO was the only executive officer who elected to participate in the share purchase plan. Mr. Butts contributed $42,840 into the plan during fiscal 2005, with which 909 shares of common stock were purchased. The Company contributed 226 shares as the match of such purchases. Mr. Butts contributed $200,293 into the plan during fiscal 2006, with which 6,924 shares of common stock were purchased. The Company contributed 1,730 shares as the match of such purchases.
     The Board of Directors also, pursuant to recommendations made by the Compensation Committee, approved a grant of restricted stock during fiscal 2005. On March 3, 2005, the Board of Directors awarded restricted stock in the amount of 100,000 shares for the CEO, 20,000 shares each for both the CFO and COO, and 10,000 shares for the Secretary. This grant of restricted stock does not vest unless the recipient remains in the employ of the Company for ten years after the award, with exceptions that apply to death, disability or retirement of the recipient five years or more after the grant date, and a change of control in the Company. In addition, during fiscal 2006, on November 28, 2005, the Board of Directors awarded 3,750 shares of restricted stock each to both the CFO and COO, and 1,400 shares to the Secretary. Each such grant of restricted stock does not vest unless the recipient remains in the employ of the Company for four years after the award, with an exception that applies to a change of control in the Company. The CEO received no additional grant of restricted stock in fiscal 2006, and has indicated to the Compensation Committee and to the Board of Directors that he does not intend to accept any additional grants of stock under the Stock Incentive Plan at this time.
     In November 2005, the Company also awarded 11,250 performance shares to both the CFO and COO, and 2,600 performance shares to the Secretary. In November 2006, the Company awarded an additional 15,000 performance shares to both the CFO and COO, and 4,000 performance shares to the Secretary. Under the Performance Share Agreements associated with these grants, the shares will vest only if the Company meets certain performance targets over the three years following the grant as set forth in the Performance Share Agreements.
     The members of the Compensation Committee are listed at the end of this section. Each of them is independent within the meaning of applicable NASDAQ Stock Market rules and they constitute all of the independent directors. During fiscal 2006, and at the present time, none of the Company’s executive officers served on the board of directors of any entity whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation Committee.
     By the Compensation Committee:
Phil K. Livingston, Chairman
John H. Baker, III
John Bierbussse
Beverly Wade Hogan
Gail Jones Pittman
Charles W. Ritter, Jr.
Rowan H. Taylor
Donald W. Zacharias
Performance Graph
     The following graph presents a comparison of the five-year cumulative total stockholder return among the Company, the NASDAQ Composite Index, and a group of peer companies. The peer group consists of the following companies: Cagles, Inc., Pilgrim’s Pride, Inc. and Tyson Foods, Inc. (the “Peer Group Index”). The Company selected the Peer Group Index because the return reflected in the Peer Group Index presents stockholders with a comparison of total stockholder return with other publicly held companies in our industry.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Sanderson Farms, Inc., The NASDAQ Composite Index
And A Peer Group

*    $ 100 invested on 10/31/01 in stock or index-including of dividends.
Fiscal year ending October 31.

	Year Ended October 31
	2001	2002	2003	2004	2005	2006
Sanderson Farms, Inc.	100	140	276	392	421	329
NASDAQ Stock Market (U.S.)	100	81	118	121	133	151
Peer Group	100	106	143	161	195	160

INDEPENDENT AUDITORS
     Ernst & Young LLP, New Orleans, Louisiana, were the independent auditors for the Company during the fiscal year ended October 31, 2006. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement at the meeting if he desires to do so, and will be available to respond to any appropriate questions.
     Fees related to services performed for the Company by Ernst & Young LLP in fiscal years 2006, 2005 and 2004 are as follows:

	2005	2006
Audit Fees	$437,700	$480,895
Audit-Related Fees	55,400	37,580
Tax Fees	87,700	87,426
All Other Fees	0	0

Total	$580,800	$605,901

     “Audit Fees” include amounts paid for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q and other regulatory filings, and reporting on managements’ assertions regarding internal controls over financial reporting in compliance with Sarbanes-Oxley Section 404. In 2006, Audit Fees also included $111,200 in fees related to audit procedures performed with respect to the Company’s internal control over financial reporting, as required by Sarbanes-Oxley Act Section 404. “Audit-Related Fees” include fees for the audit of the Company’s benefit plans and accounting consultations related to financial accounting and reporting standards, and “Tax Fees” consists of amounts paid for tax compliance, advice and planning, which include the preparation and filing of required federal and state income and other tax forms. The Audit Committee has considered whether the provision of services by Ernst & Young LLP for the Company other than audit services is compatible with maintaining Ernst & Young LLP’s independence, and has concluded that it is compatible.
     The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditor prior to engagement, subject to the de minimus exceptions for non-audit services permitted by the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees of one or more Audit Committee members, including authority to grant preapprovals of audit and non-audit services, provided that any decision of that subcommittee to grant preapproval is presented to the full Audit Committee at its next scheduled meeting. For fiscal 2006, the Audit Committee pre-approved all non-audit services performed by the independent auditors.
     The Audit Committee of the Company’s Board of Directors has selected the firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2007. Stockholder approval and ratification of this selection is not required by law or by the By-Laws of the Company. Nevertheless, the Board has chosen to submit it to the stockholders for their approval and ratification as a matter of good corporate practice. Of the shares represented and entitled to vote at the Annual Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2007, in order for this proposal to be adopted. The Proxyholder named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the proposal to ratify and approve the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2007. Broker non-votes will be treated as not present for purposes of calculating the vote with respect to the foregoing proposal, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto. If more votes are cast AGAINST this proposal than FOR, the Board of Directors will take such decision into consideration in selecting independent auditors for the Company.
     The Board of Directors recommends a vote FOR the approval and ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2007.

OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors knows of no matters likely to be brought before the Annual Meeting other than those set forth in the Notice of the Meeting. If other matters properly come before the Meeting, each Proxy will be voted in accordance with the discretion of the Proxyholder named therein.
STOCKHOLDER PROPOSALS
Procedure
     The Company’s By-laws provide that stockholders may nominate individuals for election as directors from the floor at any annual or special meeting of stockholders called for the election of directors only if timely written notice of such nomination has been given to the Secretary of the Company. To be timely, such notice must be received at the principal office of the Company no later than the close of business on the 15th day following the day on which notice of the date of the meeting is given or made to stockholders in accordance with the By-laws. The By-laws specify what such a notice of such nomination must include. In addition, the By-laws set forth the procedure that must be followed by stockholders to properly bring a matter before a stockholders’ meeting. If a stockholder wishes to bring a matter before the meeting that has not been specified in the notice of the meeting, the stockholder must deliver written notice of said stockholder’s intent to bring the matter before the meeting of stockholders so that the notice is received by the Secretary of the Company no later than the close of business on the 15th day following the day on which notice of the date of the meeting is given or made to stockholders in accordance with the By-laws. The By-laws also specify what such a notice must include.
2008 Annual Meeting
     A stockholder who intends to present a proposal, which relates to a proper subject for stockholder action, at the 2008 Annual Meeting of Stockholders and who wishes such proposal to be considered for inclusion in the Company’s proxy materials for such meeting must cause such proposal to be received, in proper form, at the Company’s principal executive offices no later than September 21, 2007. Any such proposals, as well as any questions relating thereto, should be directed to the Company to the attention of its Chief Financial Officer. Any proposal submitted after September 21, 2007 shall be considered untimely and will not be considered for inclusion in the Company’s proxy material for the 2008 Annual Meeting.
METHODS AND COST OF SOLICITING PROXIES
     The Proxy card enclosed with this Proxy Statement is solicited by and on behalf of the Board of Directors of the Company. In addition to solicitation of stockholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their customers, and the Company will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common stock. Whether or not you expect to be present at the Annual Meeting, please sign, date and return the enclosed Proxy card promptly. No postage is necessary if mailed in the United States. The cost of solicitation, including the preparation, printing and mailing, is being paid by the Company.
ADDITIONAL INFORMATION AVAILABLE
     Upon written request of any stockholder, the Company will furnish a copy of the Company’s 2006 Annual Report on Form 10-K, as filed with the United States Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to D. Michael Cockrell, Treasurer and Chief Financial Officer, Sanderson Farms, Inc., P. O. Box 988, Laurel, Mississippi 39441. The written request must state that as of January 9, 2007, the person making the request was a beneficial owner of capital stock of the Company.
BY ORDER OF THE BOARD OF DIRECTORS:

/s/ James A. Grimes
Secretary
Dated: January 19, 2007

SANDERSON FARMS, INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
Purpose
The Audit Committee is appointed by the Board from among its members to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
Committee Membership
The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.
The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Audit Committee members serve at the pleasure of the Board.
Meetings
The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor and have such other direct and indirect interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
The Audit Committee shall preapprove all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting. Any such subcommittee shall consist solely of persons who are members of the Audit Committee.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee and (ii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.
The Audit Committee, to the extent it deems necessary or appropriate, shall:
Financial Statement and Disclosure Matters
1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.
3. Review and discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant consultations with national or industry resources outside the audit engagement team, any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.
4. Review and discuss with management (including the senior internal auditor) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.
5. Review and discuss quarterly reports from the independent auditors on:
a) All critical accounting policies and practices to be used.
b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
6. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).
7. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
8. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
9. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
10. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor
11. Review and evaluate the lead partner of the independent auditor team.
12. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.
13. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
14. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.
15. If consultations are reported by the independent auditor in accordance with paragraph 3, discuss with the person consulted any material issues raised in that consultation.
16. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.
Oversight of the Company’s Internal Audit Function
17. Review the appointment and replacement of the chief internal auditor.
18. Review the significant reports to management prepared by the internal auditing department and management’s responses.
19. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
Compliance Oversight Responsibilities
20. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.
21. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Corporate Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Personnel. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Corporate Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Personnel.
22. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
23. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
24. Discuss with the Company’s General Counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.
25. Review on an on-going basis all related party transactions to which the Company is a party for conflict of interest situations, and recommend to a special committee appointed for the purpose of approving such transaction whether such transaction should be approved. The special committee must be appointed by a majority vote of qualified directors (as that term is defined in Section 79-4-8.62(d)

of the Mississippi Business Corporation Act) and composed solely of qualified directors who meet the independence requirements of the NASDAQ Stock Market, Inc. The special committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. “Related party transactions” are those business relationships or transactions (including loans) that (1) are between the Company and its directors, officers or major stockholders, between the Company and those persons’ family members, or between the Company and entities to which those persons are related, and (2) are required to be disclosed under Item 404 of SEC Regulation S-K.
Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	To elect four Class C Directors to serve until the 2010 annual meeting.

Nominees:
	01 Fred Banks, Jr.	FOR all nominees	WITHHOLD
	02 Toni D. Cooley	listed to the left.	AUTHORITY
	03 Robert C. Khayat	(except as marked	(to vote for all
	04 Dianne Mooney	to the contrary)	nominees listed)
05 Gail Jones Pittman
		☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name here:

2.	To consider and act upon a proposal to ratify and approve the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending October 31, 2007.	FOR ☐	AGAINST ☐	AGAINST ☐
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

Executors, Administrators, Trustees, etc. should give full title. This proxy should be signed as name appears on certificate(s).

▲  FOLD AND DETACH HERE  ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/safm		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the internet at www.sandersonfarms.com

PROXY
SANDERSON FARMS, INC.
     The undersigned hereby appoints D. Michael Cockrell as proxy for the undersigned, with full power of substitution, to vote all of the undersigned’s shares of common stock, $1.00 per share par value, of Sanderson Farms, Inc. at the Annual Meeting on February 22, 2007 (and any adjournments thereof), as instructed herein with respect to the matters herein set forth (and, to the extent not so instructed, as set forth in the related Proxy Statement), and according to his discretion upon all other matters which may properly come before such Meeting.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED UPON THE MATTERS SET FORTH ON THE REVERSE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 and 2. THIS PROXY CONFERS DISCRETIONARY VOTING AUTHORITY AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. SEE ACCOMPANYING PROXY STATEMENT.
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SANDERSON FARMS, INC.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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